EXHIBIT 2.2

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 1 to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of the 31st day of October, 2007 between Lodi Holdings, L.L.C., a Delaware limited liability company, and Buckeye Gas Storage LLC, a Delaware limited liability company.

WHEREAS, the parties to this Amendment entered into a Purchase and Sale Agreement, dated as of July 24, 2007 (the “Purchase Agreement”);

WHEREAS, the anticipated costs associated with compression equipment for the expansion of the Kirby Hills gas storage facility has changed from those costs set forth in Exhibit C to the Purchase Agreement;

WHEREAS, Section 11.4 of the Purchase Agreement provides that the Purchase Agreement may be amended, supplemented or modified by a written instrument executed by each of the parties to the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement desire to make an amendment to the Purchase Agreement to memorialize their current intent with respect to the subject matter thereof.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Amendment hereby agree as follows:

                                                1.                               Amendment to Exhibit C.  The 2008 budget for the expansion of the Kirby Hills gas storage facility as set forth on the second page of Exhibit C to the Purchase Agreement shall be deleted and replaced in its entirety with the Annex attached to this Amendment.

                                                2.                               Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, other than matters dealing with the ownership of real property or interests therein, which shall be governed by the laws of the state where such property is located.

                                                3.                               No Other Modification.  Except as set forth in this Amendment, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

                                                4.                               Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument and shall be effective as of the date hereof.

                                                5.                               Facsimile or Electronic Execution.  This Amendment may be executed by one or more of the parties to this Amendment by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of facsimile device will be treated as though such reproductions were executed originals.  In addition, delivery by electronic mail of a copy of this Amendment in “portable document format” bearing an original signature shall have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LODI HOLDINGS, L.L.C.

By:	/s/ Robb E. Turner
Name:	Robb E. Turner
Title:	Authorized Representative of the Member Committee

BUCKEYE GAS STORAGE LLC

By:	/s/ Stephen C. Muther
Name:	Stephen C. Muther
Title:	President

ACKNOWLEDGED AND AGREED:

ARCLIGHT ENERGY PARTNERS FUND I, L.P.

By:	ArcLight PEF GP, LLC
Its General Partner

By:	ArcLight Capital Holdings, LLC
Its Manager

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	Manager

By:	/s/ Robb E. Turner
Name:	Robb E. Turner
Title:	Manager

ARCLIGHT ENERGY PARTNERS FUND II, L.P.

By:	ArcLight PEF GP II, LLC
Its General Partner

By:	ArcLight Capital Holdings, LLC
Its Manager

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	Manager

By:	/s/ Robb E. Turner
Name:	Robb E. Turner
Title:	Manager

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC
as General Partner

By:	/s/ Stephen C. Muther
Name:	Stephen C. Muther
Title:	President